Exhibit 10.3

execution version

PROMISSORY NOTE

(Term Note)

$1,000,000.00	Fairport Harbor, Ohio	November 30, 2017

FOR VALUE RECEIVED, the receipt of which is hereby acknowledged, the undersigned OurPet’s Company, a Colorado corporation, Virtu Company, an Ohio corporation, SMP Company, Incorporated, an Ohio corporation, and OurPet’s DISC, Inc., an Ohio corporation (collectively herein called “Borrower”), each having an office at 1300 East Street, Fairport Harbor, Ohio 44077, jointly and severally promise to pay to the order of THE HUNTINGTON NATIONAL BANK (herein called “Lender”, which term shall include any holder hereof) at 200 Public Square, Suite 600, Cleveland, Ohio 44114 or such place as Lender may designate (or, in the absence of such designation, at any of Lender’s offices), the principal sum of One Million and 00/100 Dollars ($1,000,000.00) (hereinafter called the “Principal Sum”), plus interest thereon at the time and in the manner hereinafter provided in this note (as it may be amended, restated or otherwise modified from time to time, being herein called this “Note”).

This Note is issued pursuant to and in connection with a certain Loan and Security Agreement executed on even date herewith by and among Borrower and Lender (as it may be amended, restated or otherwise modified from time to time, the “Loan Agreement”), to which reference is hereby made for a statement of the rights of Lender and the duties and obligations of Borrower in relation thereto, but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of Borrower to pay the principal of and interest on this Note when due. In the Loan Agreement, this Note is referred to as Term Note Two. Capitalized terms used herein and not defined shall have the meaning given to them in the Loan Agreement. The headings of paragraphs of the Loan Agreement and the titles of any and all documents executed in conjunction therewith, including this Note, are for the convenience of reference only, and are not to be considered as limiting or otherwise affecting any of the terms hereof or thereof.

INTEREST

Absent the occurrence of an Event of Default (and any accompanying implementation of the Default Rate Margin), interest will accrue on the unpaid balance of the Principal Sum until paid at a per annum rate, adjusted quarterly, equal to the LIBO Rate plus the Applicable LIBO Rate Margin. The “Applicable LIBO Rate Margin” means the applicable rate per annum set forth below under the caption “LIBO Rate Margin” based upon the Senior Funded Debt to EBITDA Ratio for Borrower’s most recent calendar quarter:

Senior Funded Debt to EBITDA Ratio	LIBO Rate Margin

Greater than or equal to 2.00 to 1:00, but less than or equal to 2.50 to 1.00	250 basis points (2.500%)

Greater than or equal to 1.00 to 1:00, but less than 2.00 to 1.00	225 basis points (2.250%)

Less than 1.00 to 1.00	200 basis points (2.000%)

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The above pricing grid will become effective on and after the first day of the first calendar month following delivery to Lender of Borrower’s June 30, 2018 financial statements. From the closing date until the first Determination Date (as defined hereinafter), the Applicable LIBO Rate Margin shall be set at 250 basis points (2.500%). Changes in the Applicable LIBO Rate Margin resulting from changes in the Senior Funded Debt to EBITDA Ratio shall be determined as of the end of each fiscal quarter occurring during the term of the Loan Agreement (the end of each fiscal quarter being a “Determination Date”), the first change occurring with the fiscal quarter ending June 30, 2018, and based upon the Senior Funded Debt to EBITDA Ratio for the immediately preceding four fiscal quarters. Upon Lender’s receipt of Borrower’s quarterly financial statements required to be delivered to Lender pursuant to Section 4.2(b)(i) of the Loan Agreement, the Applicable LIBO Rate Margin will be subject to adjustment in accordance with the table set forth above based on the then applicable Senior Funded Debt to EBITDA Ratio, so long as no Default or Event of Default is existing as of applicable Determination Date or as of the effective date of adjustment. The foregoing adjustment, if applicable, will become effective on and after the first day of the first calendar month following delivery to Lender of Borrower’s financial statements until the next succeeding effective date of adjustment pursuant to this paragraph. Each of the quarterly financial statements required to be delivered to Lender must be delivered to Lender in compliance with Section 4.2(b)(i) of the Loan Agreement. If Borrower has not timely delivered its quarterly financial statements in accordance with Section 4.2(b)(i), then, without limiting any of the rights and remedies available to Lender by reason of such noncompliance (including but not limited to Lender’s right to declare an Event of Default and institute the Default Rate Margin), at Lender’s option, commencing on the date upon which such financial statements should have been delivered in accordance with Section 4.2(b)(i) and continuing until such financial statements are actually delivered in accordance with Section 4.2(b)(i), the Applicable LIBO Rate Margin shall be set at 250 basis points (2.500%).

Upon and after the occurrence of a Default or Event of Default, at the election of Lender, the interest rate on this Note shall be increased by adding an additional three (3.000) percentage point margin (the “Default Rate Margin”) to the then Applicable LIBO Rate Margin. The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no Default or Event of Default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

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As used herein, “LIBO Rate” shall mean the rate obtained by dividing: (1) the actual or estimated per annum rate, or the arithmetic mean of the per annum rates, of interest for deposits in U.S. dollars for the related LIBO Rate Interest Period, as determined by Lender in its discretion based upon reference to information which appears on page LIBOR01, captioned ICE Benchmark Administration Interest Settlement Rates, of the Reuters America Network, a service of Reuters America Inc. (or such other page that may replace that page on that service for the purpose of displaying London interbank offered rates; or, if such service ceases to be available or ceases to be used by Lender, such other reasonably comparable money rate service as Lender may select) or upon information obtained from any other reasonable procedure, as of two Business Days prior to the first day of a LIBO Rate Interest Period; by (2) an amount equal to one minus the stated maximum rate (expressed as a decimal), if any, of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of each LIBO Rate Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of such Board) maintained by a member bank of such System, or any other regulations of any governmental authority having jurisdiction with respect thereto as conclusively determined by Lender. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, any variable rate of interest on the obligation evidenced hereby shall change automatically, without notice to Borrower, on the first day of each LIBO Rate Interest Period. The interest rate change will not occur more often than each month. If the LIBO Rate becomes unavailable, Lender may designate a substitute index after notifying Borrower.

As used herein, the “LIBO Rate Interest Period” shall mean one (1) month, provided that: (1) if any LIBO Rate Interest Period would otherwise expire on a day which is not a Business Day, the LIBO Rate Interest Period shall be extended to the next succeeding Business Day (provided, however, that if such next succeeding Business Day occurs in the following calendar month, then the LIBO Rate Interest Period shall expire on the immediately preceding Business Day).

In the event that Lender reasonably determines that by reason of (a) any change arising after the date of this Note affecting the interbank eurocurrency market or affecting the position of Lender with respect to such market, adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the LIBO Rate then being determined is to be fixed, (b) any change arising after the date of this Note in any applicable law or governmental rule, regulation or order (or any interpretation thereof, including the introduction of any new law or governmental rule, regulation or order), or (c) any other circumstance affecting Lender or the interbank eurocurrency market (such as, but not limited to, official reserve requirements required by Regulation D of the Board of Governors of the Federal Reserve System), the LIBO Rate plus the applicable spread, shall not represent the effective pricing to Lender of accruing interest based upon the LIBO Rate, then, and in any such event, the accrual of interest based upon the LIBO Rate shall be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist, and beginning on the date of such suspension, interest shall accrue at a variable rate of interest per annum, which shall change in the manner set forth below, equal to the Prime Commercial Rate.

In the event that on any date Lender shall have reasonably determined that accruing interest hereunder based upon the LIBO Rate has become unlawful by compliance by Lender in good faith with any law, governmental rule, regulation or order, then in any such event, Lender shall promptly give notice thereof to Borrower. In such case, interest shall accrue hereunder at a variable rate of interest per annum, which shall change in the manner set forth below, equal to the Prime Commercial Rate. Notwithstanding the preceding sentence, if the circumstances of the first sentence of this paragraph occur and Borrower has the ability to request advances hereunder based on interest rates other than the LIBO Rate, then Borrower shall repay any advances based on the LIBO Rate with advances under one of the other rates available to Borrower hereunder.

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As used herein, the “Prime Commercial Rate” means the rate established by Lender from time to time based on its consideration of economic, money market, business and competitive factors, and it is not necessarily Lender’s most favored rate. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, any variable rate of interest on the loan evidenced by this Note based upon the Prime Commercial Rate shall change automatically without notice to Borrower immediately with each change in the Prime Commercial Rate.

If, due to (a) the introduction of or any change in or in the interpretation of any law or regulation, (b) the compliance with any guideline or request from any central bank or other public authority (whether or not having the force of law), or (c) the failure of Borrower to pay any amount when required by the terms of this Note or the Loan Agreement, there shall be any loss or increase in the cost to Lender of accruing interest on the loan evidenced by this Note based upon the LIBO Rate, then Borrower agrees that Borrower shall, from time to time, upon demand by Lender, pay to Lender additional amounts sufficient to compensate Lender for such loss or increased cost. A certificate as to the amount of such loss or increase cost, submitted to Borrower by Lender, shall be conclusive evidence, absent manifest error, of the correctness of such amount.

This Note expresses an initial interest rate and an initial index value to three (3) places to the right of the decimal point. This expression is done solely for convenience. The reference sources for the index used by Lender, as stated in this Note, may actually quote the index on any given day to as many as five (5) places to the right of the decimal point. Therefore, the actual index value used to calculate the interest rate on and the amount of interest due under this Note will be to 5 places to the right of the decimal point.

Interest on the unpaid principal balance of the indebtedness evidenced by this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Any reference in this Note to a “per annum” rate shall be based on a year of 360 days.

MANNER OF PAYMENT

Unless due earlier by demand, acceleration or otherwise, the Principal Sum shall be due and payable in thirty-six (36) consecutive monthly installments. The first 35 monthly installments shall be comprised of (i) principal in the amount of Twenty-Seven Thousand Seven Hundred Seventy-Seven and 78/100 Dollars ($27,777.78), plus (ii) all accrued unpaid interest. The monthly installments of principal plus interest shall be payable on the first (1st) day of each calendar month, commencing on January 1, 2018 (provided that if such date is not a Business Day, payment will be due on the next Business Day). If not sooner paid (or due earlier by acceleration or otherwise), the 36th and final payment shall be due and payable in full on December 1, 2020 (the “Maturity Date”) and will be comprised of the remaining outstanding principal balance of the loan evidenced by this Note, together with any and all accrued unpaid interest and other fees and charges.

Payments or prepayments of the Term Loan may not be reborrowed.

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POSTING AND APPLICATION OF PAYMENTS

(a)       All payments of principal, interest and other amounts payable hereunder, or under any of the other Loan Documents must be made to Lender not later than 11:00 a.m. on the due date to ensure credit on the due date. Lender shall not be required to credit the Loan Account for the amount of any item of payment or other payment that is unsatisfactory to Lender. All credits shall be provisional, subject to verification and final settlement. Lender may charge the Loan Account for the amount of any item of payment or other payment that is returned to Lender unpaid or otherwise not collected.

(b)       Prior to an Event of Default under either this Note or any Loan Document, payments shall be applied first to interest, then to principal, then to any fees or other amounts due and owing to Lender in connection with the indebtedness evidenced by this Note. After an Event of Default under either this Note or any Loan Document, payments may be applied, at Lender’s option, as follows: first to any collection costs or expenses (including reasonable attorneys’ fees), then to any late charges or other fees owing under the Loan Documents, then to accrued interest, then to principal. To the extent that Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the indebtedness evidenced by this Note or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

(c)       Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any other Loan Document, without any deduction whatsoever, including any deduction for any setoff or counterclaim.

(d)       In the event that any prepayment of a loan accruing interest on a variable rate based on a LIBO Rate is made on a date other than the last Business Day of then current LIBO Rate Interest Period with respect thereto, Borrower shall indemnify Lender for any increase costs to Lender resulting from such prepayment.

As used herein, “Loan Account” shall mean that loan account maintained by Lender, in accordance with its customary procedures, in the name of Borrower in which shall be recorded, among other things, the date and amount of the advance made by Lender hereunder and the date and amount of each payment in respect thereof.

LATE CHARGE

Any installment or other payment not made within 10 days of the date such payment or installment is due shall be subject to a late charge equal to 5% of the amount of the installment or payment, not to exceed Five Hundred Dollars ($500.00) as compensation for additional service resulting from the default. Borrower’s payment of the late charge shall not obligate Lender to forbear from exercising any rights or remedies available to it as a result of such default.

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SECURITY

This Note is secured by the security interests, assignments, and mortgages granted or referenced in the Loan Agreement.

EVENTS OF DEFAULT

Upon the occurrence of any of the following events:

(1)	the undersigned fails to make any payment of interest or of the Principal Sum on or before the date such payment is due; or

(2)	a “Default” or an “Event of Default” under either the Loan Agreement or any other Loan Document,

then Lender may, at its option, without notice or demand, accelerate the maturity of the obligations evidenced hereby, which obligations shall become immediately due and payable. In the event Lender shall institute any action for the enforcement or collection of the obligations evidenced hereby, the undersigned agrees to pay all costs and expenses of such action, including reasonable attorneys’ fees, to the extent permitted by law.

GENERAL PROVISIONS

Borrower, and any indorser, surety, or guarantor, hereby severally waive presentment, notice of dishonor, protest, notice of protest, and diligence in bringing suit against any party hereto, and consent that, without discharging any of them, the time of payment may be extended an unlimited number of times before or after maturity without notice. Lender shall not be required to pursue any party hereto, including any guarantor, or to exercise any rights against any collateral herefor before exercising any other such rights.

The obligations evidenced hereby may from time to time be evidenced by another note or notes given in substitution, renewal or extension hereof. Any security interest or mortgage which secures the obligations evidenced hereby shall remain in full force and effect notwithstanding any such substitution, renewal, or extension.

The captions used herein are for reference only and shall not be deemed a part of this Note. If any of the terms or provisions of this Note shall be deemed unenforceable, the enforceability of the remaining terms and provisions shall not be affected. This Note shall be governed by and construed in accordance with the law of the State of Ohio.

WAIVER OF RIGHT TO TRIAL BY JURY

The parties hereto acknowledge and agree that there may be a constitutional right to a jury trial in connection with any claim, dispute or lawsuit arising between or among them, but that such right may be waived. Accordingly, the parties agree that, notwithstanding such constitutional right, in this commercial matter the parties believe and agree that it shall in their best interests to waive such right, and, accordingly, hereby waive such right to a jury trial, and further agree that the best forum for hearing any claim, dispute, or lawsuit, if any, arising in connection with this Agreement, the Loan Documents, or the relationship among the parties hereto, in each case whether now existing or hereafter arising, or whether sounding in contract or tort or otherwise, shall be a court of competent jurisdiction sitting without a jury.

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WARRANT OF ATTORNEY

Borrower authorizes any attorney at law to appear in any court of record in the State of Ohio or in any other state or territory of the United States of America after the loan evidenced by this Note becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against Borrower in favor of Lender for the amount then appearing due on this Note, together with costs of suit, and thereupon to waive all errors and all rights of appeal and stays of execution. Borrower waives any conflict of interest that an attorney hired by Lender may have in acting on Borrower’s behalf in confessing judgment against Borrower while such attorney is retained by Lender. Borrower expressly consents to such attorney acting for Borrower in confessing judgment and to such attorneys’ fee being paid by Lender or deducted from the proceeds of collection of this Note or collateral security therefor.

THE USA PATRIOT ACT

IMPORTANT INFORMATION ABOUT PROCEDURES REQUIRED BY THE USA PATRIOT ACT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each entity or person who opens an account or establishes a relationship with Lender.

What this means: When an entity or person opens an account or establishes a relationship with Lender, Lender may ask for the name, address, date of birth, and other information that will allow the Lender to identify the entity or person who opens an account or establishes a relationship with Lender. Lender may also ask to see identifying documents for the entity or person.

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IN WITNESS WHEREOF, Borrower has caused this Note to be executed by their duly authorized officers, in manner and form sufficient to bind them, jointly and severally, at Fairport Harbor, Ohio, as of the date first set forth above.

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

OurPet’s Company, a Colorado corporation

By:	/s/ Steven Tsengas
Steven Tsengas, its President

[Signatures continue on following page]

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WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Virtu Company, an Ohio corporation

By:	/s/ Steven Tsengas
Steven Tsengas, its President

[Signatures continue on following page]

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WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

SMP Company, Incorporated, an Ohio corporation

By:	/s/ Steven Tsengas
Steven Tsengas, its President

[Signatures continue on following page]

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WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

OurPet’s DISC, Inc., an Ohio corporation

By:	/s/ Steven Tsengas
Steven Tsengas, its President

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